UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________
  FORM 8-K
  ___________________________

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023
  ___________________________
PRUDENTIAL FINANCIAL, INC.
(Exact name of registrant as specified in its charter)
  ___________________________

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

751 Broad Street
Newark, NJ 07102
(Address of principal executive offices and zip code)

(973) 802-6000
(Registrant’s telephone number, including area code)
  ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01	PRU	New York Stock Exchange
5.950% Junior Subordinated Notes	PRH	New York Stock Exchange
5.625% Junior Subordinated Notes	PRS	New York Stock Exchange
4.125% Junior Subordinated Notes	PFH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Effective January 1, 2023, Prudential Financial, Inc. (the "Company") adopted Accounting Standards Update 2018-12, Financial Services—Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts ("ASU 2018-12" or "LDTI"), which provides new authoritative guidance impacting the accounting and disclosure requirements for long-duration insurance and investment contracts issued by the Company. The Company adopted this guidance using the modified retrospective transition method, where permitted, for changes to the liability for future policy benefits and deferred policy acquisition costs and related balances, and the retrospective transition method, as required, for market risk benefits. The Company applied this guidance as of the transition date of January 1, 2021, and retrospectively adjusted prior period amounts for years 2021 and 2022 to reflect the new guidance.

The Company furnishes herewith, as Exhibit 99.1, an updated Quarterly Financial Supplement (unaudited) for fourth quarter 2022 to provide investors with additional information regarding the expected impacts of adopting LDTI. The updates made for the adoption of ASU 2018-12 are highlighted in yellow throughout.

The unaudited supplemental financial information included in Exhibit 99.1 has been prepared by, and is the responsibility of, the Company's management. This information is preliminary, unaudited and subject to change based on the completion of ongoing internal control, review and audit procedures. Investors should therefore not place undue reliance on this unaudited supplemental financial information. This information should be read together with the consolidated financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K, filed on February 16, 2023, and the Company's other filings with the SEC. The Company undertakes no obligation to update or revise these amounts as a result of new information or otherwise, except as required by law.

Additional materials related to the impact of the adoption of LDTI are available on the Company's Investor Relations website. Investors and others should note that the Company routinely uses its Investor Relations website to post presentations to investors and other important information, including information that may be deemed material to investors. Accordingly, the Company encourages investors and others interested in the Company to review the information that it shares at www.investor.prudential.com. Interested parties may register to receive automatic email alerts when presentations and other information are posted to the Investor Relations website by clicking on “Subscribe to Email Alerts" at www.investor.prudential.com and following the instructions provided.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Quarterly Financial Supplement (unaudited) for Prudential Financial, Inc. for fourth quarter 2022 (furnished and not filed).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Robert D. Axel
Name: Robert D. Axel Title: Senior Vice President and Principal Accounting Officer